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                                                                    EXHIBIT 11.0

                    STANDARD PACIFIC CORP. AND SUBSIDIARIES
                        EARNINGS PER SHARE CALCULATIONS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

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                                                  1996            1995           1994
                                               -----------    ------------    -----------
Primary Earnings (Loss) Per Common
 and Equivalent Share:

Income (loss) before taxes                      13,998,000     (45,889,000)     9,990,000
(Provision) benefit for income taxes            (5,605,000)     18,526,000     (4,103,000)
                                               -----------    ------------    -----------
 Net income (loss)                               8,393,000     (27,363,000)     5,887,000
                                               ===========    ============    ===========

 Common and Equivalent Shares:
  Weighted average shares outstanding           30,000,492      30,488,676     30,616,991
  Equivalent shares outstanding                     11,103          --             57,358
                                               -----------    ------------    -----------

    Weighted average common and equivalent
     shares outstanding                         30,011,595      30,488,676     30,674,349
                                               ===========    ============    ===========

 Primary earnings (loss) per common
  and equivalent share                         $      0.28    $      (0.90)   $      0.19
                                               ===========    ============    ===========

Fully-Diluted Earnings (Loss) Per Common and Equivalent Share:

 Net income (loss)                               8,393,000     (27,363,000)     5,887,000
                                               ===========    ============    ===========

Common and Equivalent Shares:
  Weighted average shares outstanding           30,000,492      30,488,676     30,616,991
  Equivalent shares outstanding                     11,103          --             57,358
                                               -----------    ------------    -----------

       Total                                    30,011,595      30,488,676     30,674,349
                                               ===========    ============    ===========

Fully-Diluted earnings (loss) per
 common and equivalent share                   $      0.28    $      (0.90)   $      0.19
                                               ===========    ============    ===========
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